UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2013, Amy Schulman and Pfizer Inc. (the “Company”) agreed to separate. As a result of that mutual agreement, Ms. Schulman will not be assuming the role of Group President of Vaccines, Oncology and Consumer Healthcare and is stepping down from the Company's Executive Leadership Team, including as General Counsel and Business Unit Lead for the Consumer Healthcare business.  She will remain at the Company for a transition period.  We thank Ms. Schulman for the past five years of hard work and many contributions, and we wish her well in her future endeavors.

At the conclusion of the transition period, Ms. Schulman will receive her entitlements under the Company's applicable plans and policies.

The related press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Pfizer Inc. Press Release dated December 17, 2013

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Matthew Lepore Matthew Lepore
Title: Vice President and Corporate Secretary
Dated: December 17, 2013

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Pfizer Inc. Press Release dated December 17, 2013